EXHIBIT 99.10


                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

     We hereby consent of the reference to our firm included in the prospectus filed as part of Registration Statement No.33-87874.



     SWIDLER BERLIN SHEREFF FRIEDMAN, LLP



New York, New York
February 12, 1999